                                                                     EXHIBIT 4.3

THIS WARRANT AND THE COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE; ACCORDINGLY, NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE HEREUNDER ARE FREELY TRANSFERABLE AND NEITHER MAY BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, TRANSFER, OR ASSIGNMENT.

                         QUADRANT INTERNATIONAL, INC.

                   COMMON STOCK PURCHASE WARRANT CERTIFICATE
                   -----------------------------------------

PB NO. 3

ISSUED TO:                    PROGRESS CAPITAL, INC.

                              103 SPRINGER BUILDING
                              3411 SILVERSIDE ROAD
                              WILMINGTON, DELAWARE 19810


NUMBER OF SHARES
TO BE ISSUED UPON
EXERCISE IN FULL:             75,000

PURCHASE PRICE
PER SHARE:                    $0.593

GROSS PURCHASE PRICE:         $44,475


     FOR VALUE RECEIVED, QUADRANT INTERNATIONAL, INC., a Pennsylvania corporation (the "Company"), promises to issue to Progress Capital, Inc., a Pennsylvania corporation, or any successor entity ("Progress"), seventy-five thousand (75,000) fully paid and non-assessable shares of the Company's voting common stock for the price of $0.593 per share (the "Purchase Price"). The holder of this Warrant Certificate shall have the right to exercise the rights provided for herein (such rights, with respect to each such share, is called herein a "Warrant" and with respect to more than one share, is called herein "Warrants"), whole or in part at any time or times until June in 26, 2004. The number of shares of common stock purchasable upon exercise of the Warrants and the Purchase Price shall be subject to adjustment from time to time as set forth herein.

     1.  Definitions.  For purposes of this Warrant Certificate:
         -----------

         (a) "Common Stock" shall mean, in addition to the classes of common
              ------------
stock now in existence, any and all other stock of any class which has the right to participate in the
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distribution of earnings and assets of the Company without
limit as to amount or percentage. "Common Stock" shall not include any shares at any time directly or indirectly owned by the Company.

         (b) "Warrant" shall mean the right given under this Warrant
              -------
Certificate to purchase one share of the Company's voting common stock.

         (c) "Warrant Shares" shall mean the shares of the Company's voting
              --------------
common stock purchased upon exercise of Warrants or which the holder hereof has the right to purchase upon exercise of Warrants.

     2.  Exercise of Warrants.
         --------------------

         (a) Warrants may be exercised in whole or in part by the surrender of this Warrant Certificate, properly endorsed, accompanied by written notice to the Company by execution of the form of subscription attached hereto, at the principal executive office of the Company and upon payment to the Company by certified check or bank draft of the Purchase Price for the shares purchasable thereunder. The persons entitled to the shares so purchased shall be treated for all purposes as the holders of such shares as of the close of business on the date of exercise. Certificates for the Warrant Shares so purchased together with a new Warrant Certificate or Certificates of like tenor representing in the aggregate the right to purchase the number of shares of the Company's common stock with respect to which Warrants have not been exercised (each such Warrant Certificate or Certificates to be for such portion of the total shares as the holder thereof shall designate), shall be issued and delivered to the persons so entitled within a reasonable time, not exceeding 15 days, after such exercise.

         (b) Until such time as a Warrant is exercised in whole or in part, the holder thereof shall have no rights as a shareholder of the Company except for such rights as are expressly set forth herein.

     3.  Exchange.  This Warrant Certificate is exchangeable, upon the surrender
         --------
thereof by the holder thereof at any office of the Company, for a new Warrant Certificate of like tenor representing in the aggregate the right to purchase the number of shares of the Company's voting common stock purchasable under the Warrant Certificate being exchanged, each such new Warrant Certificate to represent the right to subscribe for and purchase such portion of the aggregate number of shares of the Company's voting common stock represented by the Warrant Certificate being exchanged as shall be designated by such holder at the time of such surrender.

     4.  Transfer.
         --------

         (a) This Warrant Certificate and the Warrants are transferable, in whole or in part, at the principal executive offices of the Company by the Holder hereof in person or by duly authorized attorney, upon presentation of this Warrant Certificate properly endorsed for transfer; provided, however that
                                                         --------  -------
this Warrant Certificate and the Warrants are only so transferable to a legal successor of Progress or a corporate affiliate of Progress or Progress Bank.

         (b) Progress acknowledges by acceptance of this Warrant Certificate that the Warrant Shares may be sold only if the Warrant Shares are registered under federal and state

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securities laws or if an exemption from registration is available. The Warrant
Shares presently are not so registered, and the Company is under no obligation at any time to register them under federal or state securities laws, except as expressly provided in this Warrant Certificate. Each certificate representing Warrant Shares shall bear a legend substantially the same as the legend set forth on the first page of this Warrant Certificate.

     5.  Certain Covenants of the Company.  The Company covenants and agrees
         --------------------------------
that all Warrant Shares will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issuance thereof provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than Progress; and, if any other outstanding shares of Common Stock are then listed on a national or regional securities exchange, will be so listed. The Common Stock is not presently listed on any securities exchange and the Company is under no obligation to list it. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company shall, at all times, have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant Certificate, a sufficient number of shares of the Company's common stock to provide for the then exercise of the rights represented by this Warrant Certificate.

     6.  Adjustment of Purchase Price and Number of Shares.  The number of
         -------------------------------------------------
Warrant Shares purchasable hereunder and the Purchase Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (a) Reclassification, Consolidation or Merger.  In case of any
             -----------------------------------------
reclassification (other than a change in par value or from par value to no par value) or change of outstanding securities issuable upon exercise of this Warrant Certificate, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any such reclassification or change), the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute and deliver to each holder of Warrants, a new Warrant Certificate, providing that the holder of such new Warrant Certificate shall have the right to exercise such new Warrant Certificate (upon terms no less favorable to the holder than those then applicable to this Warrant Certificate) and procure upon such exercise in lieu of each share of the Company's voting common stock theretofore issuable upon exercise of the Warrants the kind and amount of shares of stock, other securities, money or property (the "Consideration") receivable upon such reclassification, change, consolidation, or merger, by the holder of one share of the Company's voting common stock issuable upon exercise of the Warrants as though this Warrant Certificate had been exercised immediately prior to such reclassification, change, consolidation or merger. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers. The Company shall use its best efforts to give Progress no less than 30 days prior written notice of any reclassification, change of outstanding securities, merger or consolidation described in this
Section 6(a).

         (b) Subdivision or Combination of Shares.  If the Company, at any time
             ------------------------------------
while any Warrants remain outstanding and unexpired, shall subdivide or combine any of its Common Stock, the Purchase Price shall be proportionately reduced and the number of Warrant Shares purchasable hereunder proportionately increased, in the case of a subdivision of shares, or vice versa in the case of a combination of shares, in either case as of the effective date of such subdivision or combination.

         (c) Certain Dividends and Distributions.  If at any time while any
             -----------------------------------
Warrants are outstanding and unexpired the Company shall:

             (i) Pay a dividend payable in its Common Stock, or in rights to acquire (by exercise, conversion or otherwise) its Common Stock, (in each case other than where shares are being issued in lieu of cash), then the number of Warrants shall be adjusted as of the date of such dividend, by multiplying the number of Warrants represented by this Warrant Certificate immediately prior to such date by a fraction (I) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend and (II) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend; or

             (ii) Authorize a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, the Company shall give notice thereof to the holder of this Warrant Certificate at least 30 days prior to the record date for determining entitlement to such distribution; and the holder of this Warrant Certificate shall, upon exercise of the Warrants, be entitled to participate in such distribution, without payment of any additional consideration therefor, according to the number of shares of Common Stock held by such holder after the exercise of the Warrants pro rata with all other holders of the Company's Common Stock.

         (d) Adjustment of Purchase Price.  Upon each adjustment of the number
             ----------------------------
of shares of the Company's voting common stock purchasable hereunder, the Purchase Price then in effect shall likewise be adjusted to that amount determined by multiplying the Purchase Price then in effect by a fraction the number of which is the number of shares of the Company's voting common stock purchasable hereunder immediately prior to the adjustment and the denominator of which is the number of shares of the Company's voting common stock purchasable hereunder immediately after such adjustment.

         (e) Other Action Affecting Common Stock.  If any event occurs as to
             -----------------------------------
which the other provisions of this Section 6 are not strictly applicable, or if strictly applicable would not fairly protect the holder of Warrants against dilution in accordance with the intent and principles of such Section 6, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such anti-dilution rights as aforesaid.

     7.  Notice of Adjustments.  In the event the Company shall take any action
         ---------------------
which pursuant to Section 6 results in an adjustment of the Purchase Price and/or the number of Warrant Shares purchasable upon exercise of Warrants, the Company will give to each holder of

Warrants written notice of such action promptly following its effective date. Such notice shall contain the Company's certificate signed by its President setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Purchase Price and number of Warrant Shares purchasable after giving effect to such adjustment. Failure to give any notice required by this Warrant Certificate shall not effect the validity of any action taken that triggers an adjustment under Section 6.

     8.  Participation Rights.  Other than in connection with a public
         --------------------
offering, if an unaffiliated third party makes an offer to the holders of more than 50% of the outstanding shares of Common Stock of the Company (the "Offer") to acquire, whether by purchase (including a merger or consolidation), tender or exchange, in excess of 50% of the outstanding shares of Common Stock of the Company on a fully diluted basis, which Offer such holders desire to accept, the Company agrees to promptly forward a copy of the Offer to Progress. In such event, the Company agrees not to effect any consolidation or merger to which it would be a party and to use its best efforts to cause any such other transaction with the shareholders not to be consummated, unless Progress shall have had a period of at least ten days from the date it received a copy of the offer to exercise this Warrant and participate in the transaction to the same extent, on a pro rata basis, with the other shareholders of the Company. Progress acknowledges that the rights granted hereunder have also been granted to other security holders of the Company and understands that such rights may be junior or pari passu with the rights of such other parties.

     9.  No Registration under Securities Act.  Neither this Warrant Certificate
         ------------------------------------
nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws of any state. In issuing this Warrant Certificate, the Company has relied upon the exemption from registration provided by Section 4(2) of the Act for transactions by an issuer not involving any public offering. The holder of this Warrant Certificate acknowledges by acceptance of this Warrant Certificate that the sale of Warrants, or of any of the Warrant Shares, under certain circumstances may be deemed to constitute a distribution within the meaning of, and require registration under, the Act.

     10. Subsequent Registration by Company of the Securities.
         ----------------------------------------------------

         (a) As used herein, the term "Registrable Security" means each of the shares of Common Stock issuable upon exercise of this Warrant and any shares of Common Stock issued upon any stock split or stock dividend in respect of such shares; provided, however, that Registerable Security shall not include any such
        --------  -------
shares (i) disposed of pursuant to one or more registration statements under the Act, (ii) which are saleable pursuant to Rule 144 under the Act or (iii) which have otherwise been sold or transferred without registration under the Act.

         (b) If the Company shall seek to register under the Act or qualify any of its Common Stock (except in connection with or an acquisition, merger or exchange of stock, to be registered on Forms S-4, S-8 or any successor forms under the Act) and if the form of registration statement proposed to be used otherwise may be used for the registration of the Registerable Securities, then, on each such occasion, the Company shall furnish the holders of

Registerable Securities (including the holders of Warrants exercisable for Registrable Securities) with at least 30 days prior written notice thereof. At the written request of any such holders, given within 20 days after the receipt of such notice, and subject to the provisions of the Registration Rights Agreement dated April 30, 1998 between the Company and several holders of its securities (the "Registration Rights Agreement"), the Company will use its best efforts to cause all of the Registerable Securities for which registration shall have been so requested to be included in such registration statement. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering, and the managing underwriter determines and advises in writing that the securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration, in the following order of priority: (i) first, the securities the Company proposes to register (which triggers this Section 10), whether for its own account or for the account of any of its securityholders who have Registrable Securities under and as defined in the Registration Rights Agreement; (ii) second, the Registrable Securities and the securities of any other securityholders of the Company (including, but not limited to, NEPA Venture Fund II, L.P. to the extent it exercises its piggyback registration rights) with rights equal to those of the holders of Registrable Securities, pro rata (based on the number of fully diluted shares of the Company then owned by such holders), and (iii) third, other securities requested to be included in such registration statement.

         (c) All expenses in connection with the preparation and filing of any registration statement under this Section 10, any registration or qualification under securities or blue Sky laws of states in which the offering will be made under such registration statement, and any filing fee of the National Association of Securities Dealers, Inc. relating to such offering, shall be borne in full by the Company, except for (i) any underwriter's or broker's commissions applicable to the shares to be sold by the holders of Registerable Securities, (ii) fees required to be paid by a selling shareholder rather than the Company in order to comply with Blue Sky or state securities laws, (iii) all fees or expenses expressly applicable to securities being sold by the holders of Registrable Securities and (iv) fees or expenses of such holder's counsel.

         (d) The Company shall indemnify and hold harmless selling holders of Registrable Securities and, to the extent required in any agreement with any underwriter or broker-dealer for whom the Registerable Securities may be sold, any such underwriter or broker-dealer and each person, if any, who controls any such underwriter or broker-dealer (within the meaning of the Act) against all losses, claims, damages, liabilities, expenses or actions in respect thereof caused by any untrue statement of a material fact contained in any registration statement under which such Registerable Securities were registered under the Act, any preliminary or final prospectus contained therein, or any amendment or supplement thereto (unless cured by an amendment or supplement to the prospectus delivered to the selling holders prior to the sales of the Registerable Securities that are subject to a claimed right of indemnification) or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless cured by an amendment or supplement to the prospectus delivered to the selling holders prior to the sales of the registerable securities that are subject to a claimed right or indemnification); except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission contained in information furnished in writing to the Company by the selling holders of Registrable Securities expressly for use therein. In connection with any such registration statement, the selling holders of Registrable

Securities will furnish the Company in writing such information as the Company may reasonably request for use in any such registration statement or prospectus and they will, as a condition precedent to the Company's obligation hereunder, agree to indemnify the Company, its directors and officers, and, to the extent required in any agreement with any underwriter or broker-dealer, each such underwriter or broker-dealer and each person, if any, who controls the Company or any underwriter or broker-dealer (within the meaning of the Act) against any loses, claims, damages, liabilities, statement of a material fact contained in any such registration statement or prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading, insofar as such losses, claims, damages, liabilities, expenses or actions are caused by any untrue statement or omission based upon information furnished in writing to the Company by the selling holders expressly for use therein.

         (e) If a public offering is not completed within nine months after the effective date of any registration statement filed by the Company pursuant to
Section 10(b), the Company reserves the right, in its option, to withdraw from registration any securities offered by the Company which have not been sold during such period.

         (f) Notwithstanding the foregoing, the Company reserves the right to delay such registration, or to withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's shareholders. The selling holders of Registrable Securities, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to any registration statement or supplement to the prospectus included therein, shall promptly discontinue the sale of their Registerable Securities until they receive a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

         (g) The Company shall have the right to grant any registration rights or register any securities for the account of any person other than holders of Registerable Securities regardless of whether such rights are senior, subordinate or equal to those of the holders of Registerable Securities.

         (h) In the case of any registration initiated under this Section 10, the Company shall have the right to designate the managing underwriter in any underwritten offering. The Company will supply the selling holders of Registrable Securities with copies of such registration statements and of the prospectus included therein in such quantities as may be reasonably necessary for the purpose of the proposed disposition.

     11. Sale of Warrant Shares Without Registration.  The holder of this
         -------------------------------------------
Warrant Certificate, by acceptance hereof, and the holder of any Warrant Shares, by acceptance thereof, agrees to give written notice to Company of such holder's intention before selling or otherwise disposing of the Warrant Shares, except to the extent that such sale is pursuant to a then effective registration statement. Such notice shall describe briefly the manner of any proposed sale or other disposition to be made of Warrant Shares. Such notice shall be accompanied by an opinion of counsel reasonably satisfactory to the Company stating that the proposed exercise or sale or other disposition may be effected without registration or qualification (under any federal or state law) of Warrant Shares. The Company, as promptly as practicable, shall notify such holder if such opinion is satisfactory, whereupon such holder shall be entitled to sell or otherwise dispose of the Warrant Shares or to receive the certificates representing the shares of Common Stock or to receive the certificates representing the Warrant Shares and dispose of the shares so received, all in accordance with the terms of the notice of intent delivered by such holder to the Company and in accordance with all other applicable terms and conditions contained herein.

     12. Loss, Theft, Destruction or Mutilation.  Upon receipt by the Company of
         --------------------------------------
reasonable evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and (in the case of loss, theft, or destruction) of reasonable indemnity and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     13. Notices.  All notices, requests and demands to or upon the Company
         -------
and/or the holders of Warrants and/or Warrant Shares shall be deemed to have been given or made when deposited in the mails, postage prepaid, registered or certified mail, return receipt requested, or, in the case of telegraphic notice, when delivered to the telegraph company, charges prepaid addressed as follows or to such other address as may be hereafter designated in writing in accordance herewith by the Company and/or the holder of Warrants and/or Warrant Shares.

     The Company:

               Quadrant International, Inc.
               269 Great Valley Parkway
               Malvern, Pennsylvania 19355
               Attention:   Mr. Jason Liu

     With a copy to its
     Counsel:

               Cozen and O'Connor
               Third Floor, Atrium Building
               1900 Market Street
               Philadelphia, Pennsylvania 19103
               Attention:  Michael J. Heller

     Holders of Warrants
     and/or Warrant Shares:

               Progress Capital, Inc.
               103 Springer Building
               3411 Silverside Road
               Wilmington, Delaware 19810
               Attention:  Steven D. Hobman

     With a copy to its
     Counsel:

               Buchanan Ingersoll, P.C.
               Eleven Penn Center, 14th Floor
               Philadelphia, PA 19103 - 2985
               Attention:  Nora Winkelman

     14. Headings.  The descriptive headings of the several sections of this
         --------
Warrant Certificate are inserted for convenience only and do not constitute a part of this Warrant Certificate.

     IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Common Stock Purchase Warrant Certificate to be duly executed under its corporate seal as of the 30th day of July, 1998.


                                           QUADRANT INTERNATIONAL, INC.



Attest: /s/ Jason Liu                      By:      /s/ Francis E. Wilde
       _________________________                _________________________
               Secretary                        Name:
                                                Title: